UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2013

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David G. Zatezalo, President, Chief Executive Officer (“CEO”) and Director of Rhino GP LLC, the general partner of Rhino Resource Partners LP (the “Partnership”), has announced his retirement from the office of President of the general partner of the Partnership and all subsidiaries as of August 20, 2013.

The general partner of the Partnership has named Christopher I. Walton, Rhino GP LLC’s Senior Vice President & Chief Operating Officer, to the position of President.

Mr. Zatezalo will retire as CEO on or before October 18, 2013.  Mr. Zatezalo intends to continue to remain active in the Partnership going forward.   The Partnership expects to conclude an agreement where Mr. Zatezalo will continue his employment with the Partnership in a role that requires a reduced time commitment.

Upon stepping down as CEO, Mr. Zatezalo will become Chairman of the Board of Directors of Rhino GP LLC.  Mark Zand, the current Chairman, will remain a director of Rhino GP LLC.

ITEM 9.01                Financial Statements and Exhibits.

(d) Exhibits

99.1                       Press Release dated August 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: August 20, 2013
	By:	/s/ Whitney C. Kegley
Name: Whitney C. Kegley
Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1	Press Release dated August 20, 2013.